Exhibit 99.1

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is/are available at www.proxyvote.com.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF STOCKHOLDERS [—], 2013.

The stockholder(s) hereby appoint(s) Robert P. Akins, Edward J. Brown, Jr., and Paul B. Bowman, or each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Cymer, Inc. that the stockholder(s) is/are entitled to vote at the special meeting of stockholders to be held at [—] a.m., local time, on [—], 2013, at Cymer’s offices, 17075 Thornmint Court, San Diego, California, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE BUT THE CARD IS SIGNED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, FOR PROPOSAL 2, AND FOR PROPOSAL 3 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments:

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(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) CONTINUED AND TO BE SIGNED ON REVERSE SIDE

CYMER, INC. 17075 THORNMINT COURT SAN DIEGO, CALIFORNIA 92127

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on [—], 2013.
Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – [—]

Use any touch-tone telephone to transmit your voting instructions up until
11:59 P.M. Eastern Time on [—], 2013. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o [—].

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.			For	Against	Abstain

1.	To approve the Agreement and Plan of Merger, dated as of October 16, 2012, by and among ASML Holding N.V., ASML US Inc., Kona Technologies, LLC, Kona Acquisition Company, Inc. and Cymer Inc., as may be amended.		0	0	0

2.	To adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the foregoing proposal.		0	0	0

3.	To approve a non-binding advisory proposal to approve certain compensation arrangements for Cymer’s named executive officers in connection with the merger.		0	0	0

Note: In their discretion, the named proxies are authorized to vote upon such other matter or matters which may properly come before the special meeting or any postponements or adjournments thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	0	0

For address changes and/or comments, please check this box and write them on the back where indicated.	0

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date

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